UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOST VENTURES INC.

---------------------------

(Name of small business issuer in its charter)

NEVADA	1000	Applied For
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Host Ventures Inc.

9544 South Chesapeake Street

Highlands Ranch, Colorado 80126

Telephone:  970-567-7717

Facsimile: 720-344-0920

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(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.

7251 West Lake Mead Blvd Suite 300

Las Vegas, NV 89128

Telephone: 702-562-4091

Facsimile: 702-562-4081

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(Name, address and telephone number of agent for service)

Approximate date of

proposed sale to the public:

as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

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CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	DOLLAR AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	$156,250	$0.05	$156,250	$18.39

(1)

Based on the last sales price on March 31, 2005.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated July 11, 2005

PROSPECTUS

HOST VENTURES INC.

3,125,000 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

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The purchase of the securities offered through this prospectus involves a high degree of risk.  SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: July 11, 2005

Table Of Contents

Page
Summary	5
Risk Factors	6
- If we do not obtain additional financing, our business will fail	6
- Because we have not commenced business operations, we face a high risk of business failure	6
- Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
- Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
- Even if we discover commercial reserves of precious metals on the Scadding West Property, we may not be able to successfully obtain commercial production	7
- Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	7
- Because management has no technical experience in mineral exploration, our business has a high risk of failure	7
- If a market for our common stock does not develop, shareholders may be unable to sell their shares	8
- A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds	8
Determination of Offering Price	8
Dilution	8
Selling Securityholders	8
Plan of Distribution	11
Legal Proceedings	12
Directors, Executive Officers, Promoters and Control Persons	12
Security Ownership of Certain Beneficial Owners and Management	13
Description of Securities	13
Interest of Named Experts and Counsel	14
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	14
Organization Within Last Five Years	14
Description of Business	15
Plan of Operations	18
Description of Property	19
Certain Relationships and Related Transactions	19
Market for Common Equity and Related Stockholder Matters	19
Executive Compensation	20
Financial Statements	21
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Scadding West mineral claim located in Scadding Township, Sudbury Mining Division, Ontario. We acquired a 100% interest in the Scadding West claim from Margaret Loney of Sudbury, Ontario.

Our objective is to conduct mineral exploration activities on the Scadding West claim in order to assess whether it possesses economic reserves of gold, copper, nickel, platinum and palladium.  We have not yet identified any economic mineralization on the Scadding West claim.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on July 20, 2004 under the laws of the state of Nevada.  Our principal offices are located at 9544 South Chesapeake Street, Highlands Ranch, Colorado, 80126.  Our telephone number is (970) 567-7717.

The Offering:

Securities Being Offered	Up to 3,125,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 3,125,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	5,125,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

April 30, 2005

Cash	$35,245
Total Assets	$35,245
Liabilities	$0
Total Stockholders’ Equity	$35,245

Statement of Operations

From Incorporation on

July 20, 2004 to April 30, 2005

Revenue	$ 0
Net Loss and Deficit	($16,005)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Scadding West claim, and therefore we will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Scadding West claim.  While we have sufficient funds to conduct the recommended phase one and two exploration programs on the claim, which are estimated to cost $5,000 and $10,000 respectively, we will need additional funds to complete any additional exploration.  Even after completing an additional phase of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Scadding West claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on July 20, 2004 and to date have been involved primarily in organizational activities and the acquisition of the Scadding West claim.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Scadding West Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Scadding West claim does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF METALS ON THE SCADDING WEST CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Scadding West claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the Scadding West claim into commercial production.  We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. William Stewart, intends to devote approximately 15% of his business time providing his services to us.  While Mr. Stewart presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Stewart from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR SOLE DIRECTOR HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director has no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,125,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933 and pursuant to a mineral Scadding West Property purchase agreement. The shares include the following:

1.

2,825,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933 and was completed on February 18, 2005;

2.

300,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933 and was completed on March 31, 2005;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

Robert G. Austin 7557 S. Filmore Way Centennial, CO 80122	150,000	150,000	Nil	Nil
Jeff Brubaker 455 Poplar Ln Boulder, CO 80304	200,000	200,000	Nil	Nil
Mitch Burroughs 1716 E. Lincoln Ave #1 Ft. Collins CO 80524	100,000	100,000	Nil	Nil
Mike Caple 7550 S. Blackhawk St. #11303 Englewood, CO 80112	100,000	100,000	Nil	Nil
Michael John Cook 2911 E. Wyecliff Way Highlands Ranch, CO 80126	150,000	150,000	Nil	Nil
Charles B. Davis 5693 East Valley Hi Dr Parker, CO 80138	250,000	250,000	Nil	Nil
Stephen L. Eggleston 7971 Arrowhead Ct. Littleton, CO 80124	125,000	125,000	Nil	Nil
Dean Galbreath 9506 S. Harford Ct. Highlands Ranch, CO 80126	100,000	100,000	Nil	Nil
Charles L Gamber 3940 W. 66th Ave. Arvada, CO 80003	100,000	100,000	Nil	Nil
Dennis C. Grover 7225 Oak Hills Trail Colorado Springs, CO 80919	150,000	100,000	Nil	Nil
John Herzog 17790 E. Purdue Pl Aurora, CO 80013	100,000	100,000	Nil	Nil
Jason Knox 1920 S Asbury Colorado Springs, CO 80919	250,000	250,000	Nil	Nil
John Kobar 7177 E Mineral Dr. Englewood, CO 80112	250,000	250,000	Nil	Nil
Kevin S. Knoll 7584 S Mt. Marcy Littleton, CO 80127	150,000	150,000	Nil	Nil
Bradley R. Morrell 12842 W. Jewel Circle Lakewood, CO 80228	100,000	100,000	Nil	Nil
Benjamin K. Peal 6725 Winnipeg Circle, #105 Aurora, CO 80016	250,000	250,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

Donald W. Prosser 4565 E. Mexico Ave., # 17 Denver, CO 80222	150,000	150,000	Nil	Nil
Orland Stewart 9544 Chesapeake St. Highlands Ranch, CO 80126	150,000	150,000	Nil	Nil
Iaonnis Andrianakos 7472 S. Odessa Circle Aurora, CO 80016	20,000	20,000	Nil	Nil
Jim Cunningham 758 Meadow Lane Marble, CO 81623	20,000	20,000	Nil	Nil
Patricia K. Davies 6917 Parfet St. Arvada, CO 80004	20,000	20,000	Nil	Nil
H. Jay Harkins 1732 Wazee St, # 206 Denver, CO 80202	20,000	20,000	Nil	Nil
Konstantinos M. Kalasountas 11233 E Berry Dr. Englewood, CO 80111	20,000	20,000	Nil	Nil
Phil Levy 2250 S Kipling Lakewood, CO 80227	20,000	20,000	Nil	Nil
Carl Mattei 2907 West Deer Creek Trail Highlands Ranch, CO 80129	50,000	50,000	Nil	Nil
James E. Millen, III 8910 Edgefield Dr. Colorado Springs, CO 80920	25,000	25,000	Nil	Nil
Patricia Ringeman 8783 Quail Glen Dr. Colorado Springs, CO 80920	20,000	20,000	Nil	Nil
Gary Robinson 4382 S Dover Ct. Littleton, CO 80123	20,000	20,000	Nil	Nil
Christian Stein 4769 S Winterbrook Dr. Highlands Ranch, CO 80126	20,000	20,000	Nil	Nil
Delbert Stiewart 5402 S Green Way Littleton, CO 80127	20,000	20,000	Nil	Nil
George Wolff 16259 W. 10th Ave. E-2 Golden, CO 80401	25,000	25,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,125,000 shares of common stock outstanding on the date of this prospectus.

Orland Stewart is the brother of William Stewart.

None of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)

has ever been one of our officers or directors; or

(3)

is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $16,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
William Stewart	44

Executive Officers:

Name of Officer	Age	Office
William Stewart	44	President, Secretary, Treasurer and Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. William Stewart has acted as our president, secretary, treasurer, chief executive officer and as a director since our incorporation on July 20, 2004.  In 1983, he graduated from the University of Denver with a bachelor’s degree in business administration.  From December 2001 to present Mr. Stewart has acted as a director and secretary of Arete Industries, Inc., a Niwot, Colorado based reporting company involved in the oil and gas sector.  He also acts as president and chairman of the board of directors of Arete Industries, Inc.’s subsidiary, Colorado Oil and Gas, Inc.

From 1994 to the present, Mr. Stewart has also acted as the principal of S.W. Gordon Capital, Inc., a private company involved in providing consulting services relating to corporate finance, merger and acquisitions transactions.

Mr. Stewart does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Stewart intends to devote approximately 15% of his business time to our affairs.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our sole officer is appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than William Stewart, our sole officer and director.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	William Stewart 9544 South Chesapeake Street Highlands Ranch, Colorado 80126	2,000,000	39.02%
Common stock	All officers and directors as a group that consists of two people	2,000,000	39.02%

The percent of class is based on 5,125,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 11, 2005, there were 5,125,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Bradford J. Lam has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C., Certified Public Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on July 20, 2004 under the laws of the state of Nevada.  On that date, William Stewart was appointed as our sole director.  As well, Mr. Stewart was appointed as our president, secretary, treasurer and chief executive officer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own a 100% interest in one mineral claim known as the Scadding West claim. There is no assurance that a commercially viable mineral deposit exists on the Scadding West claim.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the Scadding West claim.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Scadding West claim in order to ascertain whether it possesses economic quantities of gold, copper, nickel, platinum and palladium.  There can be no assurance that an economic mineral deposit exists on the Scadding West claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Scadding West claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Property Purchase Agreement

On April 26, 2005, we entered into a mineral purchase and sale agreement with Margaret Loney of Sudbury, Ontario whereby she sold to us a 100% undivided right title and interest in one mineral claim located in the Scadding Township, Sudbury Mining Division, Ontario, Canada.  We acquired this interest in the Scadding West claim by paying Margaret Loney $7,500.

Description, Location and Access

The Scadding West claim is located approximately 33 kilometers northeast of the city of Sudbury.  The property is centered at approximately 46º39’ north latitude and 80º39’ west longitude.  The property is accessed by travelling west from the Kukagami Lake road along several old trails and logging roads.  Alternatively, it can be accessed via the Wanapitei River which passes near the southwest corner of the mining claim.

The region of the Scadding West property is considered to have a humid, high cool temperate ecoclimate with an average mean annual temperature of 3.5º Celsius.  Average daily temperature range in the summer is from 11.8º to 23.1º Celsius, while in winter, the average range is from -16.8º to -6.9º Celsius.  Average annual precipitation is 872 millimeters and snow cover is deepest in January and February, with an average depth of 0.40 meters.

The land is dominated by a cover of mixed wood forest that includes sugar maple, yellow birch, poplar, eastern hemlock, eastern white pine and red pine.  Other species found in wet regions include the red maple, black ash, white spruce, tamarack and eastern white cedar.  The area is well-glaciated, characterized by ridged to hummocky rock outcrops that may be covered in whole or part by glacial moraines and till.

Title to the Claim

The Scadding West property consists of one mineral claim comprising 192 hectares.  A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.  The claim is registered with the Ontario government under claim number S-998541.  The claim expires on January 27, 2006.  In order to extend this expiry date on an annual basis, we must incur at least $2,400 in exploration work on the claim prior to the expiry date.  Otherwise, we will lose our ownership of the claim comprising the Scadding West property.

Mineralization

Geologically, the most prominent feature in the area of the Scadding West claim is an igneous complex of rocks that are best known for their content of gold, nickel, copper, platinum and palladium.  Igneous rocks are formed from molten lava which has hardened on or below the surface of the earth.  Minerals contained in these rocks are dyke-related, that is, they are contained in a tabular body of igneous rock that cuts across the structure of adjacent rocks, and are hosted by quartz diorite, norite and gabbro rocks.  Quartz diorite is a medium-gray-colored, coarse-grained, igneous rock, often with a "salt-and-pepper" appearance.  Norite is a coarsely crystalline igneous rock containing the mineral labradorite as the main component.  Gabbro is a dark, coarse-textured, heavy rock composed of calcium feldspar and augite with a small amount of quartz.

Exploration History, infrastructure and Condition of the Property

No known exploration has been conducted on the Scadding West claim.  As such, the Scadding West claim does not contain any mineral workings.  As well, there is no equipment, power source or other infrastructure facilities located on the property.  We will use portable power generators if we require a power source for exploration of claim.  Proposed exploration will focus on a northwest trending fault that cuts through the northern part of the claim.

Geology Report

We retained Dr. Scott Jobin-Bevans, a professional geoscientist, to complete an evaluation of the Scadding West claim and to prepare a geology report on the claim.

Based on his review, Dr. Jobin-Bevans concludes that the Scadding West claim warrants further exploration due to its potential to contain economic quantities of gold, copper, nickel, platinum and palladium.

Dr. Jobin-Bevans recommends an initial exploration program consisting of two phases.  The first phase would consist of a review of existing data concerning the property, geological mapping and sampling.  Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.  Sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization.  All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

The first phase is estimated to cost $5,000 and would consist of the following:

Geological Review	$ 500
Geological Mapping and Sampling	$ 2,500
Report writing/consulting	$ 1,500
Operating Supplies	$ 500
Total	$ 5,000

The second phase would consist of geophysical surveying, as well as follow-up mapping and sampling.

The second phase would cost approximately $10,000 and would consist of the following:

Geological survey	$ 6,250
Follow-up Mapping and Sampling	$ 1,500
Report writing/consulting	$ 1,500
Operating Supplies	$ 750
Total	$ 10,000

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario.  While we do not require  any authorization to proceed with the initial two phases of the  recommended  exploration program, we will be required to obtain work permits from the Ontario Ministry of Northern Development and Mines for any subsequent drilling program and any other exploration work that results in a physical disturbance to the land if the program calls for the disturbance of more than 10,000 square meters of the property surface, or such areas that would total that amount when combined.  A work permit is also required for the erection of structures on the property.  There is no charge to obtain a work permit under the Mining Act.

When our exploration program proceeds to the drilling stage, we may be required to post small bonds if the rights of a private land owner may be affected.  We anticipate that the cost of a bond for the phase three drilling program would not exceed $5,000.

We may also be required to file statements of work with the Ministry of Northern Development and Mines.   Such statements would be filed following the completion of the exploration and would cost approximately $500.  The filing of statements of work would not have any impact on the timing or completion of our exploration program. We will also be required to undertake remediation work on any exploration that results in physical disturbance to the land.  The cost of remediation work will vary according to the degree of physical disturbance.

We will not incur any regulatory compliance costs in the first two phases of proposed exploration.  The amount of these costs for subsequent exploration phases is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration programs. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Scadding West claim consisting of a geological mapping, prospecting and geochemical sampling.  We anticipate that these exploration programs will each cost approximately $5,000 and $10,000 respectively.  To date, we have not commenced exploration on the Scadding West claim.

We plan to commence the phase one exploration program on the Scadding West claim in the late summer of 2005.  The program should take approximately up to a one month to complete.  We will then undertake the phase two work program during the autumn of 2005.  This program will take approximately one month to complete.  We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $20,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000.

While we have enough funds to cover these anticipated expenses, we will require additional funding in order to proceed with any additional recommended exploration on the Scadding West claim following the completion of the phase two program.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans.    We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through April 30, 2005

We have not earned any revenues from our incorporation on July 20, 2004 to April 30, 2005.  We do not anticipate earning revenues unless we enter into commercial production on the Scadding West claim, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Scadding West claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $16,005 for the period from our inception on July 20, 2004 to April 30, 2005. These operating expenses were comprised of mineral property acquisition costs of $7,500, administration and management expenses of $4,000, accounting costs of $2,500, office expenses of $2,000 and bank charges of $5.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the Scadding West mineral claim.  We do not own any real property interest in the Scadding West claim or any other property.

Certain Relationships And Related Transactions

We record rent expense of $250 per month for the use of office space that our president, William Stewart donates to us.  As well, we record compensation expense of $500 per month for administrative and management services that he donates to us.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*

Any of our directors or officers;

*

Any person proposed as a nominee for election as a director;

*

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*

Our sole promoter, William Stewart;

*

Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 32 registered shareholders.

Rule 144 Shares

A total of 2,000,000 shares of our common stock are available for resale to the public after December 15, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 51,250 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on July 20, 2004 to April 30, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

Name	Title	Year	Salary	Bonus	Other Comp.	Restrict-ed Stock Awarded	Options/SARS (#)	LTP payouts ($)
William Stewart	Pres, Sec, Treas, CEO, & Dir	2005	$0	0	0	0	0	0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We do not pay Mr. Stewart any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1.

Report of Independent Registered Public Accounting Firm;

2.

Audited financial statements for the period ending April 30, 2005, including:

a.

Balance Sheets;

b.

Statements of Operations;

c.

Statements of Stockholders’ Equity;

d.

Statements of Cash Flows; and

e.

Notes to Financial Statements

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Host Ventures, Inc.

Highlands Ranch, Colorado

I have audited the accompanying balance sheet of Host Ventures, Inc. (a development stage company) as of April 30, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from July 20, 2004 (inception) through April 30, 2005. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Host Ventures, Inc. as of April 30, 2005, and the results of its operations and its cash flows for the period from July 20, 2004 (inception) through April 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

Aurora, Colorado

Ronald R. Chadwick, P.C.

May 6, 2005

RONALD R. CHADWICK, P.C.

1

HOST VENTURES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

April 30, 2005

HOST VENTURES, INC.
(A Development Stage Company)
BALANCE SHEET
April 30, 2005

ASSETS

Current assets
Cash	$ 35,245
Total current assets	35,245

Total Assets	$ 35,245

LIABILITIES & STOCKHOLDERS' EQUITY

Liabilities	$ -

Stockholders' Equity
Common stock, $.001 par value;
75,000,000 shares authorized;
5,125,000 issued and outstanding	5,125
Additional paid in capital	46,125
Deficit accumulated during the development stage	(16,005)

Total Stockholders' Equity	35,245

Total Liabilities and Stockholders' Equity	$ 35,245

The accompanying notes are an integral part of the financial statements.

2

HOST VENTURES, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
July 20, 2004 (Inception) Through April 30, 2005

Revenue	$ -

Expenses:
Bank charges	5
Accounting	2,500
Mining property expenses	7,500
Office expense	2,000
Administration and management	4,000
16,005

Loss from operations	(16,005)

Other income (expense)	-

Income (loss) before provision for income taxes	(16,005)

Provision for income tax	-

Net income (loss)	$ (16,005)

Net income (loss) per share
(Basic and fully diluted)	$ (0.01)

Weighted average number of
common shares outstanding	2,217,222

The accompanying notes are an integral part of the financial statements.

3

HOST VENTURES INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

				Deficit
				Accum.
				During the	Stock-
	Common Stock		Paid In	Development	holders'
	Shares	Amount	Capital	Stage	Equity

Balances at July 20, 2004	-	$ -	$ -	$ -	$ -

December 15, 2004, 2,000,000 shares
of common stock issued for cash of
$2,000 to a founder, for
$.001 per share	2,000,000	2,000			2,000

January, 2005 - February, 2005,
2,825,000 shares of common stock
issued for cash of $28,250 pursuant
to a Regulation D offering,
at .01 per share	2,825,000	2,825	25,425		28,250

March, 2005 - April, 2005,
300,000 shares of common stock
issued for cash of $15,000 pursuant
to a Regulation D offering,
at .05 per share	300,000	300	14,700		15,000

August, 2004 - April, 2005,
Services and office space
Provided by officer			6000		6,000

Gain (loss) for the period from
July 20, 2004 (Inception)
through April 30, 2005				(16,005)	(16,005)

Balances at April 30, 2005	5,125,000	$ 5,125	$ 46,125	$ (16,005)	$ 35,245

The accompanying notes are an integral part of the financial statements.

4

HOST VENTURES, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
July 20, 2004 (Inception) Through April 30, 2005

Cash Flows From Operating Activities:
Net income (loss) during the development stage	$ (16,005)

Adjustments to reconcile net loss to
net cash provided by (used for)
operating activities:
Donated office space and services	6,000
Net cash provided by (used for)
operating activities	(10,005)

Cash Flows From Investing Activities:	$ -

(Continued On Following Page)

The accompanying notes are an integral part of the financial statements.

5

HOST VENTURES, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
July 20, 2004 (Inception) Through April 30, 2005

(Continued From Previous Page)

Cash Flows From Financing Activities:
Sale of common stock	45,250
Net cash provided by (used for)
financing activities	45,250

Net Increase (Decrease) In Cash	35,245

Cash At The Beginning Of The Period	-

Cash At The End Of The Period	$ 35,245

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure

Cash paid for interest	$ -
Cash paid for income taxes	$ -

The accompanying notes are an integral part of the financial statements.

6

HOST VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Host Ventures, Inc. (the “Company”), was incorporated in the State of Nevada on July 20, 2004. The Company was formed to engage in the acquisition, exploration, and production of precious minerals. The Company may also engage in any other business permitted by law, as designated by the Board of Directors of the Company.

Development Stage

The Company is currently in the development stage and has no significant operations to date.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fiscal year

The Company employs a fiscal year ending June 30.

7

HOST VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms. The Company has had no revenue to date.

Mineral Properties

Costs of acquiring specific mineral properties are capitalized on a property by property basis. Mineral properties are periodically assessed for impairment of value and any impairments are charged to operations at the time of impairment. Should a property be sold or abandoned, its capitalized costs are charged to operations and gain or loss recognized. The Company recorded an expense of $7,500 in fiscal year 2005 for amounts expended to acquire a mining lease.

Financial Instruments

The carrying value of the Company’s financial instruments, including cash and cash equivalents, as reported in the accompanying balance sheet, approximates fair value.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs (An Amendment of ARB No. 43, Chapter 4)”. SFAS 151 amends and clarifies financial accounting and reporting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The Company has adopted the provisions of SFAS No. 151 which are effective in general for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions (An Amendment of FASB Statements No. 66 and 67)”. SFAS 152 amends FASB 66 and 67 to reference the accounting and reporting guidance for real

8

HOST VENTURES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

estate time-sharing transactions provided for in AICPA Statement of Position 04-2. of The Company has adopted the provisions of SFAS No. 152 which are effective for financial statements for fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In December 2004, the FASB issued SFAS No. 153, “Exchange of Nonmonetary Assets (An Amendment of APB No. 29)”. SFAS 153 amends Opinion 29 to eliminate the fair value accounting exception for nonmonetary exchanges of similar productive assets, and replaces that exception with a general exception for nonmonetary assets that do not have commercial substance. The Company has adopted the provisions of SFAS No. 153 which are effective in general for nonmonetary asset exchanges occurring in fiscal years beginning after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

In March 2005, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment". SFAS 123(r) requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. The Company has adopted the provisions of SFAS No. 123(r) which are effective in general for transactions entered into or modified after June 15, 2005. The adoption did not have a material effect on the results of operations of the Company.

NOTE 2.  RELATED PARTY TRANSACTIONS

The Company recorded rent expense of $250 per month for the use of office space donated to the Company by an officer. Total rent expense under this arrangement was $2,000. The Company also recorded compensation expense of  $500 per month ($4,000 total) for administrative and management services donated to the Company by an officer.

9

Changes In And Disagreements With Accountants on Accounting and

Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$ 18.39
Transfer Agent fees	$ 1,500.00
Accounting and auditing fees and expenses	$ 3,500.00
Legal fees and expenses	$10,000.00
Edgar filing fees	$ 1,500.00
Total	$16,518.39

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to our president, William Stewart, on December 15, 2004.  The total amount received from this offering was $2,000.  These shares were issued pursuant to section 4(2) of the Securities Act.  Mr. Stewart is a sophisticated and accredited investor who has thorough knowledge of our business and affairs.  The issuance of shares to Mr. Stewart did not constitute a public offering of securities.  Mr. Stewart’s securities are restricted pursuant to Rule 144.

We completed an offering of 3,125,000 shares of our common stock at a price of $0.01 per share to a total of 18 purchasers on February 28, 2005.  The total amount received from this offering was $31,250.  These shares were issued pursuant to Rule 504 of Regulation D of the Securities Act.  Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends were affixed to the stock certificates issued in accordance with Regulation D.  All purchasers were given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Robert G. Austin	150,000
Mitch Burroughs	100,000
Jeff Brubaker	200,000
Mike Caple	100,000
Michael John Cook	150,000
Charles B. Davis	250,000
Stephen L. Eggleston	125,000
Dean Galbreath	100,000
Charles L. Gamber	100,000

Dennis C. Grover	150,000
John Herzog	100,000
Jason Knox	250,000
John Kobar	250,000
Kevin S. Knoll	150,000
Bradley R. Morrell	100,000
Benjamin K. Peal	250,000
Donald W. Prosser	150,000
Orland Stewart	150,000

We completed an offering of 300,000 shares of our common stock at a price of $0.05 per share to a total of 13 purchasers on March 31, 2005.  The total amount received from this offering was $15,000.  These shares were issued pursuant to Rule 504 of Regulation D of the Securities Act.  Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends were affixed to the stock certificates issued in accordance with Regulation D.  All purchasers were given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Iaonnis Andrianakos	20,000
Jim Cunningham	20,000
Patricia K. Davies	20,000
H. Jay Harkins	20,000
Konstantinos M. Kalasountas	20,000
Phil Levy	20,000
Carl Mattei	50,000
James E. Millen III	25,000
Patries Ringman	20,000
Gary Robinson	20,000
Christian Stein	20,000
Delbert Stiewart	20,000
George Wolff	25,000

                                       Exhibits

Exhibit

Number             Description

3.1

Articles of Incorporation

3.2

Bylaws

5.1

Legal opinion of Bradford J. Lam, with consent to use

10.1

Mineral property purchase agreement dated April 26, 2005

23.1

Consent of Ronald P. Chadwick, P.C., Certified Public Accountant

99.1

Location map

The undersigned registrant hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.

include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Highlands Ranch, State of Colorado on July 11, 2005.

Host Ventures Inc.

By: /s/ William Stewart

------------------------------

William Stewart

President, Secretary, Treasurer, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ William Stewart William Stewart	President, Secretary, Treasurer, Chief Executive Officer, principal accounting officer, principal financial officer and Director	July 11, 2005